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                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in this Registration Statement on Form N-2 of our report dated November 15, 1999, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Prime Income Trust referred to in such report, which appears in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
December 15, 2000